EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


           As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 27, 1999 (except with respect to the business combination discussed in Note 2 as to which the date is January 29, 1999) included in Old National Bancorp's annual report on Form 10-K for the year ended December 31, 1999 and to the incorporation by reference in this registration statement of our report dated January 27, 1999 (except with respect to the Southern Bancshares LTD, ANB Corporation and Heritage Financial Services, Inc. business combinations discussed in Note 2 as to which the dates are January 29, 1999, March 10, 2000 and March 1, 2000, respectively ) included in Old National Bancorp's supplemental financial statements on Form 8-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.




                                                      /s/ ARTHUR ANDERSEN LLP
                                                      -----------------------
                                                      Arthur Andersen LLP

Indianapolis, Indiana,
May 31, 2000